Exhibit 4.3

THE NEW HOME COMPANY INC.

February 24, 2021

OFFICERS’ CERTIFICATE

Reference is made to the Indenture, dated as of October 28, 2020 (the “Indenture”), by and among The New Home Company Inc., a Delaware corporation (the “Company”), each of the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”) relating to the Company’s 7.250% Senior Notes due 2025. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Indenture.

This Officers’ Certificate is being executed and delivered to the Trustee pursuant to Section 2.13 of the Indenture in connection with the issuance, execution, authentication and delivery on the date hereof of Additional Securities under the Indenture, which Additional Securities include the following features:

1.	The aggregate principal amount to be authenticated and delivered pursuant to the Indenture is $35,000,000.

2.	The Company is relying on Section 4.03(a)(ii) of the Indenture to issue such Additional Securities.

3.	The issue price to the public is 103.250%, plus accrued interest from, and including, October 28, 2020.

4.	The issue date is February 24, 2021.

5.	The first interest payment date is April 15, 2021.

6.	The CUSIP numbers are:

A.	Rule 144A: 645370AC1

B.	Reg S: U64307AD0 (temporary) / U64307AC2 (permanent)

C.	IAI: 645370AD9

7.	The ISIN numbers are:

A.	Rule 144A: US645370AC18

B.	Reg S: USU64307AD04 (temporary) / USU64307AC21 (permanent)

C.	IAI: US645370AD90

The undersigned, John M. Stephens, does certify that he is the duly elected and acting Chief Financial Officer of the Company, and the undersigned, Miek Harbur, does hereby certify that she is the duly elected and acting SVP, General Counsel & Secretary of the Company. Pursuant to Sections 2.02, 2.13, 4.03, 11.04 and 11.05 of the Indenture, each of the undersigned hereby certifies, solely in his or her capacity as an officer of the Company, as follows:

1.

This Officer’s Certificate is being furnished in connection with the issuance, execution, authentication and delivery on the date hereof of $35,000,000 aggregate principal amount of the Additional Securities.

2.

The undersigned has read Section 2.13 of the Indenture, which permits the Company to issue Additional Securities under the Indenture, Section 4.03 of the Indenture, which restricts the ability of the Company or any Restricted Subsidiary to incur any Indebtedness, and all of the conditions precedent to the issuance, execution, authentication and delivery of the Additional Securities on the date hereof contained in the Indenture and the covenants provided for in the Indenture (and, in each case, the definitions relating thereto contained therein).

3.	The undersigned has examined such documents and records as he or she has deemed necessary or appropriate as a basis for the opinion expressed below in paragraph 5.

4.

The undersigned is of the opinion that he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent to the issuance of the Additional Securities on the date hereof contained in the Indenture and the covenants provided for in the Indenture (and, in each case, the definitions relating thereto contained therein) have been complied with.

5.

Based on the foregoing, the undersigned is of the opinion that the Company has complied with all the conditions precedent to the issuance, execution, authentication and delivery of the Additional Securities on the date hereof contained in the Indenture and the covenants provided for in the Indenture (and, in each case, the definitions relating thereto contained therein).

6.

Attached hereto as Exhibit A are true, correct and complete copies of resolutions adopted by the Board of Directors of the Company (the “Board”) and the Pricing Committee of the Board authorizing the issuance of the Additional Securities under the Indenture.

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IN WITNESS WHEREOF, each of the undersigned has hereunto signed his or her respective name as of the day first written above.

By:	/s/ John M. Stephens
Name: John M. Stephens
Title: Chief Financial Officer

By:	/s/ Miek Harbur
Name: Miek Harbur
Title: SVP, General Counsel & Secretary